UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2015

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-193087	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

829 Lawson Street City of Industry, CA	91748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883
Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

See Item 5.02 Departure of Directors.

Item 5.01 Changes in Control of the Registrant

On October 21, 2015 Xu Tang entered into a stock purchase agreement whereby he collectively sold 3,260,000 shares of the Company’s Common Stock to eight persons using private funds to purchase the shares. This represents 49.5% of the Company’s outstanding common stock and represents a material change in control of the Company’s ownership. Buyers included Shuqin Xu (who now owns 19.7% of the Company), Tianzeng Xu and Youjuan Xion (who now each own 7.5% of the Company) and five other unrelated persons.

To the Company’s knowledge, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of October 21, 2015, Xu Tang and Yan Chen resigned from their positions as President and Senior Vice President, respectively, of the Company. There are no disagreements between the Company and Messrs. Tang and Chen. Dr. Edward Lee has been appointed to serve as President of the Company.

Also effective as of October 21, 2015, Dr. Jennifer Gu and Dr. Edward Lee were appointed as directors of the Company, and Dr. Gu and Dr. Lee accepted such appointments. Thereupon, each of Xu Tang and Yan Chen resigned as directors of the Company. Accordingly, effective as of the 10th day after the accompanying Information Statement is filed with the Securities and Exchange Commission and transmitted to the shareholders of the Company, each of Dr. Jennifer Gu and Dr. Edward Lee will become members of the Board of Directors, and the entire Board of Directors will consist of Dr. Desheng Wang, Dr. Jennifer Gu, and Dr. Edward Lee.

Dr. Edward Lee, President and Director

Born in 1963 in Henan, China. Received his Bachelors degree in Mathematics at Lanzhou University in 1983, received his Master’s degree at University of Science and Technology of China in 1985 and earned his Ph.D. in Mathematics at University of Florida in 1991. Dr. Lee worked as an assistant professor at Tsinghua University in 1986 and National University of Singapore in 1992. Dr. Lee currently serves as CEO of AIDP. AIDP is a leading supplier of dietary supplement ingredients, focusing on research & development and marketing and sales of proprietary ingredients like Magtein, KoACT, Predtic X, Long Jax etc. Dr. Lee is also serving as the Vice President of the American Chinese Medicine Association.

Dr. Jennifer Gu, Director

Born in 1967 in Anhui, China. Dr. Gu earned her Bachelors degree in Biology from University of Florida in 1990 and earned her Ph.D. in Experimental Pathology at University of California, Los Angeles in 1997. In 2004 she completed post-doctoral research at the California Institute of Technology in 2004. Dr. Gu is currently serving as the Vice President of Research & Development at AIDP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS UNIVERSAL INC.

Date: October 26, 2015	By: /s/ Desheng Wang
Name: Desheng Wang
Title: Chief Executive Officer

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